                                                                   EXHIBIT 10.53



                             SECURED LOAN AGREEMENT

         THIS SECURED LOAN AGREEMENT, made as of the 11th day of April, 1996 by and among FINOVA CAPITAL CORPORATION, a Delaware corporation ("Lender"), and ATLAS AIR, INC., a Delaware corporation ("Borrower"),

                              W I T N E S S E T H:

         WHEREAS, Lender has agreed to provide to Borrower a loan in the aggregate principal amount of not more than thirty-two million eight hundred seventy-five thousand seven hundred twenty-one and seventy-five one-hundredths Dollars ($32,875,721.75), which loan and other financial accommodations shall be used to permit Borrower to acquire a certain Boeing model 747-200 aircraft, and the four General Electric model CF6-50E2 jet aircraft engines installed thereon, all as provided herein,

         NOW, THEREFORE, in consideration of the foregoing and the terms and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

         1.      DEFINITIONS.

         1.1 DEFINITIONS. Capitalized terms defined elsewhere in this Agreement shall have the meanings there ascribed to them, and the following words and expressions shall have the following meanings and shall be equally applicable to both the singular and plural forms of the terms so defined:

                 "ACQUISITION ADVANCE" shall mean the Advance, which is made on the Closing Date, in the amount of $21,200,000, which is payable by Borrower to Seller pursuant to the terms of the Purchase Agreement.

                 "ACQUISITION COLLATERAL" shall mean, collectively, all right, title and interest of Borrower in, to and under (a) the Purchase Agreement, (b) the Atlas Security Agreement and (c) all of the "Mortgaged Property" (as such term is defined in the Atlas Security Agreement) in which Borrower is granted a Lien pursuant to the Atlas Security Agreement, including, without limitation, all right, title and interest of Seller in, to and under (i) the Aircraft, (ii) the Langdon Purchase Agreement and (iii) the Modification Agreement.

                 "ADJUSTED NET INCOME" shall mean, for any period, the sum of
(a) net income of Borrower for such period, plus (b) interest expense of Borrower which is payable in such period, plus (c) one-third of the rental expense of Borrower which is payable in such period plus (d) income taxes of Borrower which are payable in such period.
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                 "ADVANCES" shall mean, collectively, the Acquisition Advance and the Final Advance.

                 "ADVANCE DATES" shall mean the dates, including the Closing Date, on which Advances are made by Lender to or for the benefit of Borrower pursuant to this Agreement.

                 "AGREEMENT" shall mean this Secured Loan Agreement.

                 "AIR CARRIER" shall mean the holder of a valid, current and effective air carrier operating certificate issued by the FAA pursuant to 49 U.S.C. Section 44705 and 14 C.F.R. Part 121.

                 "AIRCRAFT" shall mean, collectively, the "Airframe" and the "Engines," under, and as defined in the Security Agreement.

                 "ATLAS SECURITY AGREEMENT" shall mean the First Priority Aircraft Chattel Mortgage and Security Agreement between Borrower, as secured party, and Seller, as debtor, dated as of the Closing Date, as from time to time amended and supplemented, with respect to the Aircraft, pursuant to which Seller grants to Borrower, as security for the performance by Seller of its obligations under the Purchase Agreement, a continuing first priority security interest (subject to Permitted Liens) in the interest of Seller in (a) the Aircraft, (b) the Langdon Purchase Agreement and (c) the Modification Agreement.

                 "BASIC INTEREST" shall mean interest in respect of the Loan at the Interest Rate or the Default Rate, as applicable, pursuant to Section 6 hereof.

                 "BUSINESS DAY" shall mean any day on which national banks are open for business in Phoenix, Arizona.

                 "CHIEF FINANCIAL OFFICER" shall mean, with respect to any corporation, the principal financial officer of such corporation, who shall be a duly elected officer of such corporation at the time acting as such.

                 "CHOWDRY" shall mean Michael A. Chowdry, the chairman of the board of directors and chief executive officer of Borrower.

                 "CLOSING DATE" shall mean the date on which the Acquisition Advance is made by Lender for the benefit of Borrower pursuant to the terms and conditions hereof.

                 "COLLATERAL" shall mean, collectively, the Acquisition Collateral and the Final Advance Collateral.


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                 "DEFAULT" shall mean an event which, with the passage of time, or giving of notice, or both, would constitute an Event of Default.

                 "DEFAULT RATE" shall have the meaning ascribed to such term in
Section 6.2 hereof.

                 "DOLLARS" OR "($)" shall mean the legal currency, at the relevant time, of the United States of America.

                 "FAA" shall mean the Federal Aviation Administration provided for in the Department of Transportation Act of 1966, as in effect on the date of this Agreement and as modified or amended hereafter, or any successor or substituted governmental authority at the time having jurisdiction over the Mortgaged Property.

                 "FINAL ADVANCE" shall mean the Advance in payment of the "Final Payment" (as defined in the Purchase Agreement), in an amount subject to the limitation set forth in Section 2.4 hereof.

                 "FINAL ADVANCE COLLATERAL" shall mean, collectively, all of the "Mortgaged Property" under the Security Agreement, including, without limitation, all right, title and interest of Borrower in, to and under (a) the Aircraft, (b) the Purchase Agreement, (c) the Langdon Purchase Agreement and
(d) the Modification Agreement.

                 "FIXED CHARGES" shall mean, for any period, the sum of (a) interest expense of Borrower which is payable in such period, plus (b) one-third of the rental expense of Borrower which is payable in such period plus (c) income taxes of Borrower which are payable in such period.

                 "INSPECTION" shall have the meaning ascribed to such term in
Section 2.4(b) hereof.

                 "INTEREST RATE" shall mean the per annum rate of interest set forth in Section 6.1 hereof, to be paid on the principal outstanding under the Note and all other amounts outstanding to Lender under this Agreement and the other Loan Documents (other than amounts which bear interest at the Default Rate pursuant to the provisions of this Agreement or the other Loan Documents).

                 "LANGDON" shall mean Langdon Asset Management, Inc., a Florida corporation.

                 "LANGDON PURCHASE AGREEMENT" shall mean that certain Aircraft Purchase Agreement dated January 19, 1996 between Borrower and Langdon, pursuant to which Langdon agreed to sell to Borrower, among other things, the Aircraft (a) as such Aircraft Purchase Agreement has been amended, as it applies to





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the Aircraft, pursuant to that certain Amendment to Aircraft Purchase Agreement dated as of March 29, 1996 between Atlas and Langdon, (b) as the rights of Borrower under such Aircraft Purchase Agreement, as it applies to the Aircraft, have been assigned to Seller pursuant to that certain Assignment and Assumption of Purchase Agreement dated as of March 29, 1996 between Seller and Borrower, and as such assignment has been acknowledged by Langdon pursuant to the Notice of Assignment and Assumption dated as of March 29, 1996 among Borrower, Seller and Langdon, and (c) the obligations of Langdon under which have been secured by the Langdon Security Agreement.

                 "LANGDON SECURITY AGREEMENT" shall mean the Security Agreement dated as of March 29, 1996 between Langdon and Seller, pursuant to which Langdon has granted to Seller a security interest in the Aircraft in order to secure Langdon's obligations to deliver the Aircraft to Seller in accordance with the terms of the Langdon Purchase Agreement, the rights of Seller under which have been assigned to Borrower pursuant to a Revised and Restated Collateral Assignment of Security Agreement dated as of March 31, 1996 between Borrower and Seller.

                 "LIEN" shall mean any mortgage, pledge, lien, charge, encumbrance, option, security interest or lease (including any conditional sale agreement, equipment trust agreement, or other title retention agreement) or right or claim of any person, whether voluntary or involuntary in nature.

                 "LOAN" shall mean the principal amount outstanding from time to time and due Lender pursuant to this Agreement and the other Loan Documents, including, without limitation, all amounts from time to time outstanding under the Note.

                 "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Note, the Security Agreement and all other documents executed in connection with each of the foregoing agreements or contemplated thereby or the transactions related thereto.

                 "LOAN FEE" shall mean two hundred eighty-eight thousand Dollars ($288,000), which is payable by Borrower to Lender on or prior to the Closing Date, the receipt of which is hereby acknowledged by Lender.

                 "MARKET VALUE" shall have the meaning ascribed to such term in
Section 2.4(b) hereof.

                 "MATURITY DATE" shall mean October 1, 2003.

                 "MODIFICATIONS" shall mean the modifications to the Aircraft described on the attached EXHIBIT A, all of which are to be accomplished pursuant to the Modification Agreement.





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                 "MODIFICATION ADVANCE" shall mean the Final Advance.

                 "MODIFICATION AGREEMENT" shall mean the Modification Contract, No. M0273, dated as of March 23, 1996 between Vendor and Borrower, as from time to time amended and supplemented, pursuant to which Vendor agrees to make the Modifications to the Aircraft for a price and on the terms and conditions set forth therein, as such Modification Contract has been (a) modified by the Modification Letter Agreement, and (b) assigned to Seller pursuant to that certain Assignment of Modification Contract dated as of April 6, 1996 between Borrower and Seller.

                 "MODIFICATION LETTER AGREEMENT" shall mean that certain Letter Agreement No. 3-1101-DES-1560 dated March 22, 1996 between Borrower and Vendor.

                 "MORTGAGED PROPERTY" shall mean, the "Mortgaged Property" under, and as defined in, the Security Agreement.

                 "NOTE" shall mean the Promissory Note, in form and substance satisfactory to Lender, executed by Borrower, as maker, in favor of Lender, as holder, dated the Closing Date, in the original principal amount equal to the amount of the Advance.

                 "OBLIGATIONS" shall have the meaning ascribed to such term in
Section 4 hereof.

                 "PERMITTED LIENS" shall mean: (a) Liens for Taxes either not yet due or being contested in good faith by appropriate proceedings (so long as adequate reserves are maintained with respect to such Liens from and after the date the Taxes, as to which such Liens relate, became due and so long as the Aircraft is not in material danger of being lost, sold, confiscated, forfeited or seized as a result of such Lien); (b) materialmen's, mechanics', workmen's, repairmen's, employees' or other like Liens arising in the ordinary course of business of Borrower and not delinquent for more than sixty (60) days or being contested in good faith so long as the Aircraft is not in material danger of being lost, sold, confiscated, forfeited or seized as a result of such Lien;
(c) Liens arising out of any judgment or award unless such judgment shall not, within thirty (30) days of the entry thereof, have been discharged or vacated or execution thereof stayed pending appeal or bonded in a manner satisfactory to Lender and so long as the Aircraft is not in material danger of being lost, sold, confiscated, forfeited or seized as a result of such judgment; (d) the Lien of the Security Agreement as security for the payment and performance of the Obligations; (e) until the Final Advance is made hereunder, the Lien of the Atlas Security Agreement on the Aircraft, the Langdon Purchase Agreement and the Modification Agreement; and (f) until the Final Advance is made hereunder, the Lien of Vendor as security for payment and performance by Seller of its obligations to Vendor under the Modification Agreement.





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                 "PURCHASE AGREEMENT" shall mean the Aircraft Purchase
Agreement between Borrower and Seller pursuant to which Borrower will acquire from Seller on the Advance Date on which the Final Advance is made all right, title and interest of Seller in, to and under the Aircraft, the Langdon Purchase Agreement and the Modification Agreement.

                 "SECURITY AGREEMENT" shall mean the First Priority Aircraft Chattel Mortgage and Security Agreement between Borrower and Lender, dated as of the Closing Date, as from time to time amended and supplemented, with respect to the Aircraft, pursuant to which Borrower grants to Lender a continuing first priority security interest (subject to Permitted Liens) in the interest of Borrower in (a) from the Closing Date until the Advance Date on which the Final Advance is made, the Acquisition Collateral, and (b) from and after the Advance Date on which the Final Advance is made, the Final Advance Collateral.

                 "SELLER" shall mean Badger Aviation Management, Inc., a Delaware corporation.

                 "TAXES" shall have the meaning ascribed to such term in
Section 11.3.

                 "UNITED STATES CITIZEN" shall mean a "United States citizen" as that term is used and defined in 49 U.S.C. 40102(15) of the Federal Aviation Act of 1958 as amended.

                 "VENDOR" shall mean The Boeing Company.

         1.2 TERMS DEFINED IN SECURITY AGREEMENT. Capitalized terms used herein which are defined in the Security Agreement, unless otherwise defined herein, shall have the respective meanings ascribed to them in the Security Agreement.

         2.      ADVANCE.

         2.1 ADVANCES. Subject to the terms and conditions of this Agreement, Lender hereby agrees with Borrower that on the Closing Date, provided that there does not then exist any Default or Event of Default, Lender shall make the Acquisition Advance to or for the benefit of Borrower, and on the Advance Date on which the Final Advance is to be made, provided that there does not then exist any Default or Event of Default, Lender shall make the Final Advance. The Advances shall be repayable in accordance with the terms of this Agreement and the Note.

         2.2 OBLIGATION TO ADVANCE NOT ABSOLUTE. The obligation of Lender to make the Advances to Borrower under this Agreement shall be expressly subject to the terms of this Agreement in general and in particular to the fulfillment by Borrower of all of the conditions set forth in Section 5 hereof (except to the extent that such fulfillment is waived by Lender) not later than at the time or times therein





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
specified. Lender shall have no obligation in respect of the Advances or the Loan except as expressly set forth in this Agreement and the other Loan Documents.

         2.3 FINAL ADVANCE DATE. Notwithstanding anything to the contrary set forth herein, Lender shall have no obligation to make any Advance to Borrower pursuant to the terms of this Agreement, after October 31, 1996, or such other date as Lender and Borrower may agree in writing.

         2.4 LIMITATION ON OUTSTANDING AGGREGATE ADVANCES. (a) Notwithstanding anything to the contrary set forth herein, Borrower and Lender hereby agree that (i) the Acquisition Advance shall not exceed the lesser of
(A) $21,200,000 or (B) eighty percent (80%) of the value of the Aircraft reflected in the statement of fair market value of the Aircraft delivered to Lender prior to the Closing Date and (ii) the aggregate amount of all Advances at any time outstanding hereunder shall not exceed the lesser of (A) thirty-two million eight hundred seventy-five thousand seven hundred twenty-one and seventy-five one-hundredths Dollars ($32,875,721.75) or (B) eighty percent (80%) of the "Market Value" of the Aircraft.

         (b) As soon as practicable following the Closing Date, Borrower shall provide access, by Lender's agents and representatives (including, without limitation, Pro-Tech Advisors) to the Aircraft and the records, logbooks and documents related thereto, in order to permit Lender's agents and representatives to inspect the Aircraft and such records, logbooks and documents (the "Inspection"), for the purposes of confirming the market value of the Aircraft (which market value shall be based on the assumption that the Modifications are accomplished in accordance with the Modification Agreement and all applicable regulations, including the regulations of the FAA) (the "Market Value"), including, without limitation, that (A) such records, logbooks and documents with respect to the Aircraft have been maintained and updated as required by the regulations of the FAA, (B) such records, logbooks and documents support the configuration of the Aircraft as represented to Lender by Borrower, as such configuration is described on EXHIBIT B attached hereto, and
(C) the life limited components of which the Aircraft is comprised have substantially the status represented to Lender by Borrower, as such configuration is described on EXHIBIT B attached hereto. Lender hereby agrees to initiate the Inspection as soon as practicable following the Closing Date.

         (c) In the event that the Inspection results in Lender reasonably determining that such records, logbooks or documents and/or the condition of such components, as applicable, do not conform to the requirements set forth in
Section 2.4(b), and as a result that the Market Value of the Aircraft is less than $41,000,000, then:

                 (i) Borrower shall take such steps as may be necessary in order to cause such records, logbooks and documents or such components, as applicable, to conform to such regulations or such status, as applicable (and the funding of the Final Advance shall be postponed until Lender reasonably





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
         determines that such records, logbooks and documents or such components, as applicable, to conform to such regulations or such status, as applicable), or

                 (ii) the amount of the Final Advance shall be reduced to the amount which is equal to 80% of the Market Value of the Aircraft;

provided, however, that in the event that Lender reasonably determines that the Market Value of the Aircraft is less than $41,000,000 in accordance with the provisions of this Section, as a result of Lender's reasonable determination that the records, logbooks or documents and/or the condition of such components do not conform to the requirements of the FAA or the configuration described on EXHIBIT B attached hereto, and Borrower disagrees with such determination, then:

                 (x) if (i) Lender's determination that the Market Value of the Aircraft is less than $41,000,000 is based, in whole or in part, on Lender's determination that the records, logbooks or documents do not conform to the requirements of the FAA, and (ii) the FAA determines that the Aircraft is eligible for inclusion on the Operating Specifications of Borrower, then the records, logbooks or documents shall be deemed to conform to the requirements of the FAA, and Lender shall make the Final Advance based on a Market Value of the Aircraft of $41,000,000 (subject to the adjustments referred to in clause (z) below, if any); or

                 (y) if (i) Lender's determination that the Market Value of the Aircraft is less than $41,000,000 is based, in whole or in part, on Lender's determination that the records, logbooks or documents do not conform to the requirements of the FAA, and (ii) the FAA determines that the Aircraft is not eligible for inclusion on the Operating Specifications of Borrower, then the Final Advance shall be made based on a Market Value of the Aircraft which is equal to (i) $41,000,000 less (ii) the amount, determined by agreement of Borrower and Lender (or, if Borrower and Lender are unable to agree, the amount determined by a third party aviation consultant selected by agreement of Borrower and Lender) required in order to cause the records, logbooks or documents to conform to the requirements of the FAA; and

                 (z) if (i) Lender's determination that the Market Value of the Aircraft is less than $41,000,000 is based, in whole or in part, on Lender's determination that the condition of such components does not conform to the configuration described on EXHIBIT B attached hereto, then the Final Advance shall be made based on a Market Value of the Aircraft which is equal to (i) $41,000,000 less (ii) the amount, determined by agreement of Borrower and Lender (or, if Borrower and Lender are unable to agree, the amount determined by a third party aviation consultant selected by agreement of Borrower and Lender) required in order to cause the such components to conform to the configuration described on EXHIBIT B attached hereto;





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         provided, further, however, that in the event that the amount determined by such third party aviation consultant pursuant to this clause (z) is not acceptable to Lender, Lender may, at its option, provide Borrower with written notice of Lender's election that the Loan be prepaid by Borrower, which written notice shall require that Borrower repay the principal of the Loan together with all accrued and unpaid interest thereon, on or before a date specified therein, which date shall be not less than forty-five (45) days following the date of such notice from Lender to Borrower; provided, further, however, that in the event that Borrower is required to prepay the Loan at the election of Lender pursuant to this clause (z), Lender shall contemporaneously with such repayment refund to Borrower the amount of the Loan Fee, and Borrower shall not be required to pay any prepayment fee pursuant to Section 8.4 hereof, in connection with such prepayment.

         2.5 ACQUISITION ADVANCE REPRESENTS SATISFACTION OF OBLIGATIONS UNDER LOAN COMMITMENT AGREEMENT. Borrower and Lender acknowledge and agree that the making by Lender of the Acquisition Advance and the execution and delivery by Borrower and Lender of this Agreement and the other Loan Documents shall (a) constitute satisfaction of Lender's obligations to Borrower under that certain Loan Commitment Agreement dated as of March 28, 1996 between Borrower and Lender (the "Commitment Agreement").

         3.      LOAN; ADVANCE DATES; FAILURE TO ADVANCE; LOAN FEE.

         3.1 FORM OF ADVANCES; OBLIGATION TO BORROW. The Advances shall be made available to Borrower in Dollars via wire transfer of same-day funds, subject to the terms of this Agreement, or as may otherwise be agreed by Borrower and Lender. Borrower agrees to borrow the Advances from Lender in accordance with the terms hereof.

         3.2 NOTICE OF ADVANCE DATES. Unless otherwise agreed by Borrower and Lender, Borrower shall deliver a notice to Lender at least three (3) Business Days prior to any proposed Advance Date specifying such Advance Date. Such notice may not be rescinded by Borrower once received by Lender. Such notice shall:

                 (a)      be in writing and be signed on behalf of Borrower;

                 (b)      be effective on receipt by Lender;

                 (c) specify the amount of the Advance to be made on such Advance Date; and

                 (d) specify the account or accounts to which the proceeds of such Advance are to be made available (subject always to Lender's agreement and the provisions hereof).





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         3.3     FAILURE TO ACCEPT ADVANCE; INDEMNITY. In the event that
Borrower shall have sent a notice specified in Section 3.2 above and the Advance contemplated thereby is not accepted by Borrower on the date specified in such notice for any reason other than the willful misconduct or negligence of Lender, Borrower shall, upon Lender's demand, indemnify Lender for, from and against any and all interest expense incurred by Lender in connection with funds borrowed by Lender to fund such Advance or any portion thereof in reliance upon Borrower's notice to Lender pursuant to Section 3.2.

         4.      DESCRIPTION OF SECURITY.

         4.1 COLLATERAL SECURITY. (a) As collateral security for the prompt and complete payment of Borrower's obligations hereunder and under the Note and the other Loan Documents, and the payment of any sum advanced or subsequently advanced or obligation incurred pursuant to any provision hereof or thereof and in order to secure all of Borrower's obligations of performance under the Loan Documents (collectively, the "Obligations"), Borrower shall grant to Lender a first priority perfected Lien upon and security interest in all right, title and interest of Borrower in the following items and types of property: (i) from the Closing Date until the Advance Date on which the Final Advance is made, the Acquisition Collateral and (ii) from and after the date that the Final Advance is made, the Final Advance Collateral.

                 (b) From the Closing Date until the Advance Date on which the Final Advance is made, Lender shall retain a continuous first priority Lien and security interest in all of the Acquisition Collateral, subject to Permitted Liens. From the Advance Date on which the Final Advance is made until the date on which all of the Obligations have been fully paid and discharged, Lender shall retain a continuous first priority Lien and security interest in all of the Final Advance Collateral, subject to Permitted Liens.

         5.      CONDITIONS PRECEDENT.

         5.1 CONDITIONS PRECEDENT TO ACQUISITION ADVANCE. Lender's obligation to make the Acquisition Advance hereunder is conditional upon the following, all of which shall take place, occur or be delivered to Lender, as applicable, not later than the Closing Date:

                 (a) Borrower shall have performed all of its agreements and, subject to the making of the Advance, paid all sums, to be performed or paid hereunder (including sums payable under Section 14.1 and all accrued interest payable to Lender in respect of the "Advance" as defined in the Commitment Agreement) on or prior to the Closing Date and the representations and warranties of Borrower contained herein and in each Loan Document to which Borrower is a party shall be true and correct as of the Closing





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
         Date as if made on and as of the Closing Date and Borrower shall have so certified to Lender;

                 (b) Borrower shall have (i) duly executed and delivered to Lender and Lender shall have approved and accepted the Security Agreement, all UCC-1 financing statements and assignments or other similar documents reasonably deemed necessary by Lender to perfect, maintain and preserve the Liens in and to, and the security interest in, the Acquisition Collateral and the Final Advance Collateral, and
         (ii) delivered or caused to be delivered to Lender such documents as Lender may require in connection with the termination of any and all liens, claims or encumbrances affecting any of such Collateral in which Borrower has or is to have rights as of the Closing Date (after giving effect to the Acquisition Advance);

                 (c) The Security Agreement, and all such financing statements, assignments, releases or other similar documents shall (i) be suitable for filing in all public offices reasonably deemed necessary by Lender to perfect the security interests granted to Lender under the Security Agreement, and (ii) have been executed by Borrower and each other person or entity whose signature is contemplated thereby, and delivered to Lender;

                 (d) No Event of Default or Default under this Agreement or any other Loan Document shall have occurred and be continuing;

                 (e) All documents, instruments and certificates relating to the making of the Acquisition Advance to be made on the Closing Date and all proceedings in connection with the transactions contemplated by this Agreement or any other Loan Document shall be satisfactory in form and substance to Lender, and Lender shall have received copies of all such instruments, certificates, and other evidence as Lender may reasonably request with respect to such transactions in form and substance satisfactory to Lender and its counsel;

                 (f) Borrower shall have caused to be delivered to Lender, and Lender shall have reviewed and found satisfactory, copies of (i) its Articles of Incorporation, certified as being true, complete and accurate by the Secretary of State of the State of Borrower's incorporation, and (ii) its By-Laws, certified as being true, complete and accurate by a duly authorized corporate officer of Borrower;

                 (g) Borrower shall have caused to be delivered to Lender, and Lender shall have reviewed and found satisfactory, copies of resolutions adopted by the Board of Directors of Borrower, certified by the corporate secretary or an executive officer of Borrower as being true, accurate and complete, authorizing the entry into and performance by Borrower of its





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
         obligations under this Agreement, each other Loan Document to which Borrower is a party, and all transactions contemplated herein and therein;

                 (h) Borrower shall have caused to be delivered to Lender, and Lender shall have reviewed and found satisfactory, a certificate of the corporate secretary or an executive officer of Borrower as being true, accurate and complete, evidencing the signing authority of the officers of Borrower to sign this Agreement, each Loan Document to which Borrower is a party, and all documents and instruments executed by Borrower in connection herewith or therewith;

                 (i) Borrower shall have caused to be delivered to Lender a certificate as to Borrower, certified by an authorized officer of Borrower, certifying that no Event of Default or, to the knowledge of such officer, no Default has occurred and is continuing;

                 (j) Borrower shall have executed and delivered to Lender the Note;

                 (k) Lender shall be satisfied that following the making of the Acquisition Advance (i) Seller shall be the holder of good and marketable title to the Aircraft, and the Aircraft shall be free of all Liens other than the Lien of Borrower thereon arising pursuant to the Atlas Security Agreement, the Lien of Vendor arising pursuant to the Modification Agreement, and Liens which would constitute Permitted Liens hereunder, (ii) pursuant to the Atlas Security Agreement, Borrower shall hold a valid first priority perfected Lien on the rights of Seller under the Langdon Purchase Agreement and the Modification Agreement, and (iii) Lender shall have a valid first priority perfected Lien on the Acquisition Collateral, pursuant to the Security Agreement;

                 (l) All documents, instruments and certificates relating to the making of the proposed Advance, and all proceedings in connection with the transactions contemplated by this Agreement or any other Loan Document shall be satisfactory in form and substance to Lender, and Lender shall have received copies of all such instruments, certificates, and other evidence as Lender may reasonably request with respect to such transactions in form satisfactory to Lender and its counsel, including, without limitation:

                          (i) at least one (1) Business Day prior to the date the Acquisition Advance is to be made, one or more Certificates of Insurance, satisfactory in all respects to Lender, evidencing that insurance conforming to all of the requirements of the Security Agreement is in force with respect to the Aircraft and, if requested by Lender, a written opinion of each insurance broker issuing such Insurance Certificate confirming that the insurance coverage described in such Insurance

                 Certificate complies with the provisions of the Security Agreement pertaining to insurance;

                          (ii) a favorable opinion, dated as of the Closing Date, in form and substance, and with assumptions and qualifications, and reliance upon other opinions, satisfactory to Lender, of the General Counsel of Borrower, opining, among other things, that: (A) the respective representations and warranties of Borrower set forth in Section 9.2 of this Agreement are true (such opinions as to "factual matters" as opposed to "legal matters" may be made on the basis of the best knowledge of counsel after due inquiry and investigation); (B) Lender will, upon filing of the applicable UCC financing statements and the taking of the actions required pursuant to the Security Agreement have a perfected, first priority security interest in and to the Acquisition Collateral; provided, that to the extent special FAA counsel provides an opinion as to such matters, the opinion of counsel to Borrower need not address such matters; (C) the Loan Documents are legal, valid and binding obligations of the parties thereto (other than Lender), including, without limitation (x) that the provisions of the Loan Documents with respect to choice of law to govern the interpretation and enforcement of such Loan Documents and consent to jurisdiction and choice of forum in connection with such interpretation and enforcement are legal, valid and binding and (y) that the Loan Documents do not violate any law relating to the charging, contracting for, or payment or collection of interest or the like; (D) Borrower is duly organized and validly existing in its jurisdiction of incorporation; (E) Borrower has the requisite power and authority to conduct its businesses, own its properties, and carry out the terms of the Loan Documents to which it is a party; (F) the Loan Documents to which Borrower is a party have been duly authorized, executed and delivered by Borrower; (G) such counsel has no knowledge of any material litigation affecting Borrower, except as described therein; (H) the execution, delivery and performance by Borrower of the Loan Documents to which it is a party will not violate the charter or by-laws of Borrower, or any law, rule, judgment, order, decree, agreement or instrument to which Borrower is a party or by which Borrower is bound; and
                 (I) no consent to the execution, delivery or performance by Borrower of the Loan Documents to which it is a party is required of any governmental authority (or if required, has been obtained);

                          (iii) a favorable opinion, dated the Closing Date, in form and substance satisfactory to Lender, of special FAA counsel satisfactory to Lender, which opinion shall include, without limitation, the opinion of such special FAA counsel that Seller has title to the Aircraft and that there are no outstanding liens, mortgages, charges, options, interests or encumbrances on or security interests therein or thereon or of record with respect thereto, including tax liens or assessments (other than the Lien on the Aircraft in favor of Borrower arising pursuant to the Atlas Security Agreement); and

                          (iv) a favorable opinion of Cahill, Gordon and Reindel, counsel to Borrower, in the form previously provided to Lender, to the effect that upon the making of the Final Advance, Lender, as a provider of purchase money financing secured by the Aircraft, is entitled to the protection and rights of a purchase money lender with respect to the Aircraft under Section 1110 of the federal Bankruptcy Code;

                 (m) No material adverse change shall have occurred in the finances, operations or business of Borrower since December 31, 1995, as such finances, operations and business are reflected in the draft financial statements of Borrower delivered to Lender as of such date);

                 (n) Lender shall have received confirmation from special FAA counsel satisfactory to Lender that Borrower has delivered executed copies of the Security Agreement to such FAA counsel, who shall have approved same as being in appropriate form for recordation with the FAA Aircraft Registry, in accordance with Title 14, Part 49 of the Code of Federal Regulations, and shall have delivered to such FAA counsel a letter, in form and substance satisfactory to Lender, authorizing and directing such FAA counsel to file the Security Agreement, which letter shall provide that such authorization and direction may not be revoked or revised without the prior written consent of Lender;

                 (o) All sums due and owing to Lender's counsel, Herriot, Coti & Sugrue, and special FAA counsel, on account of legal services rendered and disbursements incurred in connection with this transaction shall have been paid in accordance with invoices to be provided by Herriot, Coti & Sugrue and special FAA counsel;

                 (p) Lender shall have conducted and found acceptable the results of an inspection (and received a statement of fair market value of the Aircraft), all logbooks, books, records, and documentation related thereto, all documents recorded in the FAA Aircraft Registry, and any documents referred to therein which pertain to the Aircraft and which are not recorded in the FAA Aircraft Registry, and such other inspection and inquiry as Lender may deem appropriate with respect to the condition of the Aircraft or any component thereof or title thereto, which statement of fair market value shall, without limitation confirm a value, as of the Closing Date, of at least $26,500,000;

                 (q) Borrower shall have provided to Lender evidence satisfactory to Lender that (i) upon the making of the Acquisition Advance, Borrower has sufficient funds in order to permit Seller to acquire the Aircraft, and (ii) the only condition precedent to Seller's acquisition of the Aircraft is Lender's making the Acquisition Advance;

                 (r) No default shall have occurred by Borrower or Seller under the Purchase Agreement;

                 (s) Lender shall have conducted and found satisfactory the results of credit and reference due diligence checks with respect to Chowdry, including a credit bureau report and tax lien, litigation, judgment and UCC searches;

                 (t) Lender shall have received and found satisfactory (i) a Dun & Bradstreet report as to Borrower and (ii) references from not less than three business reference sources provided by Borrower; and

                 (u) Borrower shall have provided to Lender evidence satisfactory to Lender that (i) Borrower has, prior to the Closing Date, caused at least $500,000 to be advanced to Langdon (or Langdon's designee) pursuant to the Langdon Purchase Agreement against the purchase price of the Aircraft thereunder, (ii) Borrower has, prior to the Closing Date, caused at least $925,000 to be advanced to Seller pursuant to the Purchase Agreement, and Seller has caused such amount to be paid to Vendor in respect of amounts payable by Seller under the Modification Agreement and (iii) not less than $3,700,000 (in addition to the $925,000 referred to in the preceding clause (ii)) which is payable by Seller to Vendor under the Modification Agreement shall have been either (A) advanced by Borrower to Seller pursuant to the Purchase Agreement, and in turn paid by Seller to Vendor, in respect of amounts payable by Seller under the Modification Agreement, or (B) paid by Borrower into an escrow arrangement satisfactory to Lender, for advance from such escrow arrangement to Seller by Borrower pursuant to the Purchase Agreement and subsequent payment by Seller to Vendor under the Modification Agreement or (C) withheld by Lender from the proceeds of the Acquisition Advance, for subsequent Advance by Lender to Borrower hereunder, which amount when so advanced will be immediately re-advanced by Borrower to Seller pursuant to the Purchase Agreement, and in turn paid by Seller to Vendor, in respect of amounts payable by Seller under the Modification Agreement.

In the event that Lender, in its sole and absolute discretion, waives satisfaction of any condition set forth in this Section, such waiver shall constitute a waiver only as to the time for satisfaction of such condition, and Borrower shall be obligated to comply with such condition as soon as practicable following the Closing Date, and in any event within thirty (30) days thereafter.

         5.2 CONDITIONS PRECEDENT TO FINAL ADVANCE. Lender's obligation to make the Final Advance hereunder is conditional upon the following, all of which shall take place, occur or be delivered to Lender, as applicable, not later than the Advance Date on which the Final Advance is made:

                 (a) The representations and warranties of Borrower contained herein and in each Loan Document to which Borrower is a party (other than the representations and warranties set forth in Sections 9.1(e) and 9.1(f) hereof), shall be true and correct as of such Advance Date as if made on and as of such Advance Date and, by making the request for the Final Advance pursuant to section 3.2 hereof, Borrower shall be deemed to have so certified to Lender;

                 (b) No Event of Default or Default under this Agreement or any other Loan Document shall have occurred and be continuing;

                 (c) All documents, instruments and certificates relating to the making of such Final Advance to be made on such Advance Date and all proceedings in connection with the transactions contemplated by this Agreement or any other Loan Document shall be satisfactory in form and substance to Lender, and Lender shall have received copies of all such instruments, certificates, and other evidence as Lender may reasonably request with respect to such transactions in form and substance satisfactory to Lender and its counsel;

                 (d) Borrower shall have provided to Lender evidence satisfactory to Lender that the amount of such Final Advance is due and payable to Seller by Borrower as an "Additional Amount" (as defined in the Purchase Agreement) pursuant to the terms of the Purchase Agreement, and Borrower shall have provided to Lender all backup documentation available to Seller which supports the amount and nature of such "Additional Amount";

                 (e) No default shall have occurred by Borrower or Seller under the Purchase Agreement;

                 (f) Borrower shall have (i) duly executed and delivered to Lender and Lender shall have approved and accepted the Security Agreement, all UCC-1 financing statements and assignments or other similar documents reasonably deemed necessary by Lender to perfect, maintain and preserve the Liens in and to, and the security interest in, the Final Advance Collateral, and (ii) delivered or caused to be delivered to Lender such documents as Lender may require in connection with the termination of any and all liens, claims or encumbrances affecting any of the Final Advance Collateral in which Borrower has or is to have rights as of the Advance Date on which the Final Advance is made (after giving effect to the Final Advance);

                 (g) Lender shall be satisfied that following the making of the Final Advance (i) Borrower shall be the holder of good and marketable title to the Aircraft, (ii) the Aircraft shall be free of all Liens other than Permitted Liens, (iii) the Modifications shall have been completed, (iv) all amounts payable to Vendor pursuant to the Modification Agreement shall have been paid in full, (v) Lender shall have a valid first priority Lien on the Final Advance Collateral (subject to Permitted Liens), (vi) the credits contemplated by the Modification Letter Agreement shall have been provided by Vendor,
         (vii) neither Borrower nor Vendor shall have any further obligations or liability under the Modification Agreement other than pursuant to Articles 7, 8 and 9, and Section 12.3 of the Modification Agreement;

                 (h) All documents, instruments and certificates relating to the making of the Final Advance, and all proceedings in connection with the transactions contemplated by this Agreement or any other Loan Document shall be satisfactory in form and substance to Lender, and Lender shall have received copies of all such instruments, certificates, and other evidence as Lender may reasonably request with respect to such transactions in form satisfactory to Lender and its counsel, including, without limitation:

                          (i) at least one (1) Business Day prior to the date the Acquisition Advance is to be made, one or more Certificates of Insurance, satisfactory in all respects to Lender, evidencing that insurance conforming to all of the requirements of the Security Agreement is in force with respect to the Aircraft and, if requested by Lender, a written opinion of each insurance broker issuing such Insurance Certificate confirming that the insurance coverage described in such Insurance Certificate complies with the provisions of the Security Agreement pertaining to insurance; and

                          (ii) a favorable opinion, dated such Advance Date, in form and substance satisfactory to Lender, of special FAA counsel satisfactory to Lender, which opinion shall include, without limitation, the opinion of such special FAA counsel that (A) Borrower has title to the Aircraft and that there are no outstanding liens, mortgages, charges, options, interests or encumbrances on or security interests therein or thereon or of record with respect thereto, including tax liens or assessments (other than the Lien on the Aircraft in favor of Borrower arising pursuant to the Atlas Security Agreement) and
                 (B) the Lien of Lender on the Aircraft pursuant to the Security Agreement is a first priority purchase money Lien and security interest;

                 (i) Lender shall have received confirmation from special FAA counsel satisfactory to Lender that Seller has delivered executed copies of an FAA Bill of Sale and a Special Warranty Bill of Sale to such FAA counsel, and that Borrower has delivered an executed copy of an Aircraft Registration Application, and FAA counsel shall have approved same as being in appropriate form for recordation with the FAA Aircraft Registry, in accordance with Title 14, Part 49 of the Code of Federal Regulations, and Seller shall have delivered to such FAA counsel a letter, in form and substance satisfactory to Lender, authorizing and directing such FAA counsel to file such FAA Bill of Sale, and release such Special Warranty Bill of Sale to Borrower, which letter shall provide that such authorization and direction may not be revoked or revised without the prior written consent of Lender;

                 (j) all sums due and owing to Lender's counsel, Herriot, Coti & Sugrue, and special FAA counsel, on account of legal services rendered and disbursements incurred in connection with this transaction shall have been paid in accordance with invoices to be provided by Herriot, Coti & Sugrue and special FAA counsel;

                 (k) Lender's agents and representatives shall have conducted the Inspection of the Aircraft and the Market Value of the Aircraft shall be sufficient to support the amount of the Final Advance in accordance with Section 2.4 hereof;

                 (l) Borrower shall have provided to Lender evidence satisfactory to Lender that (i) upon the making of the Final Advance, Borrower has sufficient funds in order to acquire the Aircraft from Seller, and (ii) the only condition precedent to Borrower's acquisition of the Aircraft from Seller pursuant to the Purchase Agreement is Lender's making the Final Advance;

                 (m) No default shall have occurred by Borrower under the Purchase Agreement;

                 (n) The Security Agreement shall have been re-filed with the FAA, in furtherance of the provisions of Section 5.2(f) above;

                 (o) Borrower, Seller and Vendor shall have executed and delivered an Assignment and Assumption Agreement, pursuant to which Seller assigns to Borrower all right, title and interest of Seller in, to and under the Modification Agreement, and Vendor acknowledges and consents to such assignment and assumption; and

                 (p) Pursuant to an Acknowledgment of Assignment in form and substance satisfactory to Lender, Vendor shall have acknowledged and consented to the collateral assignment to Lender by Borrower of all Borrower's right, title and interest in, to and under the Modification Agreement, pursuant to the Security Agreement.

In the event that Lender, in its sole and absolute discretion, waives satisfaction of any condition set forth in this Section, such waiver shall constitute a waiver only as to the time for satisfaction of such condition, and Borrower shall be obligated to comply with such condition as soon as practicable following such Advance Date, and in any event within thirty (30) days thereafter.

         6.      INTEREST.

         6.1 INTEREST RATE. Basic Interest on the Advances and all other amounts outstanding hereunder (other than amounts outstanding hereunder or under the other Loan Documents which are to bear interest at the Default Rate in accordance with the express provisions of this Agreement or the other Loan Documents) shall: (i) accrue from the date of each Advance, at a fixed rate in each case equal to ten and thirteen one-hundredths percent (10.13%) per annum;
(ii) be paid by Borrower, in arrears, on each date on which a payment of principal is due and payable under the Note; and (iii) be calculated on the basis of a year of 360 days for the actual days elapsed.

         6.2 DEFAULT INTEREST. Should Borrower fail to pay any amount under this Agreement, the Note or any of the other Loan Documents, on the due date for payment thereof (whether by acceleration, prepayment or otherwise), then in addition to any other sum or fees which may become payable hereunder or under the Note or the other Loan Documents, Borrower shall pay interest on such amount from the due date up to and including the date of actual payment at a per annum interest rate equal to the Interest Rate plus two percentage points (2%) (the "Default Rate").

         7.      REPAYMENT.

         7.1 REPAYMENT. Until the Loan shall be repaid, prepaid or discharged under the provisions of this Agreement, in addition to any other sums which may become payable hereunder or under any other Loan Document, Borrower shall repay the Loan in the amounts, and on the dates, set forth in the Note.

         7.2 APPLICATION OF PAYMENTS. The amount of all payments in respect of the Loan shall first be applied to the prepayment fee payable pursuant to
Section 8.4, if any, and any other amount (other than (i) principal, (ii) Basic Interest at the Interest Rate or the Default Rate) which is payable by Borrower to Lender pursuant to this Agreement, next to payment of accrued Basic Interest on the Loan, at the Interest Rate or the Default Rate, as applicable, and (iii) next to principal of the Loan. All prepayments of principal of the Loan shall be applied in inverse order of the scheduled maturity of such principal.

         8.      MANDATORY PREPAYMENTS.

         8.1 UPON EVENT OF DEFAULT. Immediately upon (a) the occurrence of an Event of Default under Sections 13(f) or 13(g) hereof, or (b) Lender's declaration that the Loan is due and payable in full pursuant to Section 13, in the case of any Event of Default other than under Sections 13(f) or 13(g) hereof, the Loan and all accrued but unpaid interest on the Loan and any and all other fees and sums which may be or become payable hereunder and under the Note or any other Loan Document shall become immediately due and payable. Payments on the Loan pursuant to this Section shall be subject to the prepayment premium described in Section 8.4 below.

         8.2 INSURANCE PROCEEDS; OTHER AMOUNTS IN RESPECT OF CASUALTY. In the event that any proceeds of insurance, with respect to the Aircraft or any portion of the Mortgaged Property, are payable to Lender pursuant to the Security Agreement or in the event that Borrower is obligated to pay any amount to Lender pursuant to the Security Agreement, upon the occurrence of an Event of Loss or other loss of or damage or casualty to any portion of the Mortgaged Property, Borrower shall pay such proceeds of insurance or other amount in accordance with the requirements of the Security Agreement. Payments on the Loan pursuant to this Section shall not be subject to the prepayment premium described in Section 8.4 below.

         8.3 UPON SALE OF AIRCRAFT. In the event that the Aircraft is sold, transferred or otherwise disposed of by Borrower, then not more than ten (10) days following such sale, transfer or other disposition, Borrower shall make a prepayment of principal of the Loan, in an amount equal to the outstanding principal amount of the Note as of the date of such sale, transfer or other disposition, together with all accrued and unpaid Basic Interest, and the prepayment fee referred to in Section 8.4 in respect of such prepayment. All amounts delivered to Lender in connection with such prepayment shall be applied in accordance with Section 7.2 hereof. Upon payment to Lender of such amounts, Lender shall release its Lien on the Aircraft so sold. Payments on the Loan pursuant to this Section shall be subject to the prepayment premium described in Section 8.4 below. This Section shall not be deemed to constitute Lender's authorization to Borrower to sell or otherwise dispose of the Aircraft, which shall be subject to the express provisions of this Agreement governing same.

         8.4 PREPAYMENT PREMIUM. Any prepayment, whether voluntary or involuntary, optional or mandatory, shall, except to the extent expressly provided to the contrary herein, be made together with: (a) accrued and unpaid Basic Interest on the Loan through the date of such prepayment, (b) a prepayment fee equal to the following:

                 (i) if such prepayment is made on or prior to the first anniversary of the Closing Date, three percent (3%) of the principal amount of the Loan so prepaid;

                 (ii) if such prepayment is made after the first anniversary of the Closing Date and on or prior to the second anniversary of the Closing Date, two percent (2%) of the principal amount of the Loan so prepaid; and

                 (iii) if such prepayment is made after the second anniversary of the Closing Date and on or prior to the third anniversary of the Closing Date, one percent (1%) of the principal amount of the Loan so prepaid, and

(c) all other sums then due and owing hereunder.

         8.5 OTHER PREPAYMENTS PERMITTED IN WHOLE. The Loan shall be prepayable in whole, but not in part, under circumstances other than those described in Sections 8.1, 8.2 and 8.3 above; provided, that in each case, such prepayment shall be accompanied by the prepayment fee referred to in Section 8.4.

         9.      REPRESENTATIONS AND WARRANTIES.

         9.1 REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower hereby represents and warrants to Lender that, as of the date hereof:

         (a) Borrower is duly formed, validly existing and in good standing as a Delaware corporation, qualified to do business in all jurisdictions in which the nature of its business or its properties requires it to be qualified, maintains its principal place of business and chief executive office in Golden, Colorado, and has full power to carry on its business as it is now being conducted and to enter into, legally bind itself by, and perform its obligations under this Agreement, all of the other Loan Documents to which it is a party, and Borrower has complied with all material statutory and other requirements relative to the business carried on by it;

         (b) All consents, resolutions and authorizations necessary or advisable in order for Borrower to enter into this Agreement and all of the other Loan Documents to which it is a party and to borrow and repay the Loan in accordance with the terms and conditions hereof have been obtained, no further consents or authorizations are necessary for the service and repayment of the Loan pursuant to the provisions hereof and of the Note and for the performance by Borrower of all of its obligations pursuant to the provisions of all of the Loan Documents to which it is a party;

         (c) This Agreement and all of the other Loan Documents (i) constitute valid and binding obligations of the respective parties thereto (other than Lender, as to which Borrower makes no representation or warranty), are enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or other laws affecting creditors' rights in general, and (ii) are in full force and effect;

         (d) The execution and delivery of, and the performance of the provisions of, this Agreement and the Loan Documents, and of the transactions contemplated thereby and hereby, do not contravene in any material respect any applicable law, regulation, decree, order, permit or contractual or other restriction now existing and binding on Borrower or on any of the properties of Borrower (including any of the Mortgaged Property), and the performance of the provisions of this Agreement or the Loan Documents, all as in effect on the Advance Date, and of the transactions contemplated thereby and hereby will not contravene in any material respect any applicable law, regulation, decree, order or permit currently in effect or contractual or other restriction now existing and binding on Borrower or on any of the properties of Borrower (including any of the Mortgaged Property);

         (e) There are no outstanding judgments against Borrower and, to the knowledge of Borrower, no action, claim, suit or proceeding is pending or threatened (including, but not limited to, tax liens or tax actions) against or affecting Borrower or any of the property of Borrower before any court, board of arbitration or administrative agency which would likely result in any material adverse change in the business or condition (financial or otherwise) of Borrower;

         (f) Borrower is not in default under any agreement to which it is a party or by which it may be bound, nor in default of any kind in respect of any financial commitment or obligation (including obligations under guarantees) which could have a material adverse effect on the ability of Borrower to perform its obligations under this Agreement or any other Loan Document, nor upon due inquiry is Borrower aware of a fact which by giving of notice or by lapse of time or otherwise might constitute such default by Borrower;

         (g) None of this Agreement, any other Loan Document, any other document executed in connection with the foregoing documents or contemplated thereby nor any filing required or permitted hereunder or thereunder is subject to any registration tax, any stamp duty or similar tax and to the extent the same is due then the same shall be paid by Borrower when due;

         (h) No security agreement, financing statement, equivalent security or lien instrument or continuation statement or other Lien, whether voluntary or involuntary, covering all or any part of the Collateral is on file or of record with any governmental agency or bureau or any political subdivision thereof or is otherwise in effect with respect to any of the Collateral, except such as may have been filed in connection with the Lien of Lender arising pursuant to the Security Agreement or the Lien of Borrower arising pursuant to the Atlas Security Agreement, and such as may be satisfied, discharged and removed of record in connection with the funding of the Advance or as is expressly contemplated hereby;

         (i) Borrower has furnished Lender with unaudited draft financial statements of Borrower as of December 31, 1995;

         (j)     Borrower is a United States Citizen and an Air Carrier;

         (k) No written information given by Borrower in relation to this Agreement or any other Loan Document contains any misstatement of fact or omits to state a fact which would be adverse to the interest of Lender or which would be necessary to make any statement or representation or warranty contained herein or therein not misleading;

         (l) There has occurred no event which, with the giving of notice or lapse of time or both, would constitute an Event of Default or Default hereunder or under any of the Loan Documents;

         (m) Borrower maintains its principal place of business and chief executive office, and the place where Borrower maintains records relating to the Collateral, at the address set out in Section 15 hereof;

         (n)     Borrower does not do business under any assumed or trade name;

         (o) On the Closing Date and until the Loan is paid in full, Borrower will have good and marketable title to, and will be the sole legal owner of, all of the "Mortgaged Property" (as defined in the Security Agreement) in which Borrower has granted, or purported to have granted, to Lender a security interest pursuant to the Security Agreement (as such Mortgaged Property is in effect in accordance with Section 2.1 of the Security Agreement), free and clear of all liens, pledges, options, mortgages, claims, charges, encumbrances, security interests and use restrictions which materially and adversely affect the value and utility of the Aircraft, except for Permitted Liens;

         (p) Borrower's United States taxpayer identification number is correctly set forth beneath Borrower's signature below;

         (q) Chowdry has available cash reserves of at least $1,700,000 and believes that such amount will be sufficient to resolve the liability of Chowdry which was assumed by Chowdry from Aeronautics Leasing, Inc., with respect to residual guaranties and long-term obligations associated with three Boeing 747 Aircraft previously owned by Aeronautics Leasing, Inc.; and

         (r) Borrower has no liability (contingent or otherwise) to Chowdry or Aeronautics Leasing, Inc. in connection with (i) the residual guaranties and long-term obligations associated with three Boeing 747 Aircraft previously owned by Aeronautics Leasing, Inc. and assumed by Chowdry or (ii) the liability of Chowdry with respect thereto.

         10.     UNDERTAKINGS.

         10.1    UNDERTAKINGS OF BORROWER.

         Borrower hereby undertakes, during the period commencing with the Closing Date and ending with the date on which the Loan is paid in full, as follows:

         (a) To furnish Lender with (i) sufficient copies of its audited annual report or audited annual financial statements, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied and certified by the public accounting firm of Borrower, as soon as the same are made available by Borrower to the shareholders of Borrower, but in no event later that 120 days after the end of Borrower's fiscal year, which annual financial statements shall set forth the previous year's results in comparative form and (ii) its quarterly unaudited financial statements, prepared and/or certified by the public accounting firm of Borrower in conformity with the laws and regulations applicable to Borrower as a publicly traded company, within 30 days following the close of each of the fiscal quarters of Borrower, which quarterly financial statements shall set forth the previous year's results in comparative form;

         (b) To furnish Lender with proof satisfactory to Lender that all insurance required under the Security Agreement is in full force and effect on the Closing Date and at each renewal (but no less frequently than once a year) of any such contract or policy of insurance or upon Lender's request;

         (c) To at all times preserve and keep in full force and effect its corporate existence, its rights and franchises deemed material to its performance under this Agreement and the other Loan Documents as in effect on the Closing Date;

         (d) To at all times be in good standing as a Delaware corporation and qualified to do business in all jurisdictions where the nature of its business or properties requires it to be so qualified;

         (e) Not, without the prior written consent of Lender (which consent shall not be unreasonably withheld by Lender), to merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any entity;

         (f) To furnish to Lender within thirty (30) days of the last day of each calendar quarter, and at any other time upon Lender's request to Borrower therefor, a statement, prepared and certified by the Chief Financial Officer of Borrower, stating that, as of the date thereof, no condition or event which constitutes an Event of Default or Default has occurred and is continuing or if an Event of Default or Default has occurred and is continuing or exists, specifying in detail the nature and period of existence thereof and any action taken or contemplated to be taken with respect thereto, and stating that the signer has personally reviewed this Agreement and that such certificate is based on an examination sufficient to assure that such certificate is accurate;

         (g) To inform Lender no later than ten (10) days before Borrower changes its principal place of business or chief executive office or promptly upon its knowledge of the occurrence of any Event of Default, and to use its best efforts to inform Lender, promptly upon Borrower's obtaining actual knowledge thereof, of any event which, in its reasonable opinion, might materially adversely affect its ability fully to perform its obligations under this Agreement or any other Loan Document to which it is a party;

         (h) To provide Lender with the following information regarding the Aircraft within fifteen (15) days following the end of each calendar quarter during which the Loan is outstanding:

                 (i) if any engine included in the Aircraft is not attached to the Aircraft, to provide Lender with the current location of such engine (in the event that an engine comprising the Aircraft is attached to another aircraft, Borrower shall provide Lender with information identifying such aircraft and if such aircraft is subject to a lease, Borrower shall inform Lender of the name and address of the lessee thereunder and the term of such lease and such other information as is reasonably requested by Lender regarding the location of such engine);

                 (ii) the total number of hours and cycles with respect to the engines and airframe of which the Aircraft is composed;

                 (iii) the number of hours remaining on the Aircraft until the next required or scheduled "D" Check with respect to the Aircraft;

                 (iv) the number of engine cycles remaining with respect to each engine included in the Aircraft prior to the next scheduled removal for maintenance of such engines from the Aircraft or any other aircraft;

                 (v) as soon as such information becomes available to Borrower, the dates on which any "D" Check or "C" Check is scheduled with respect to the Aircraft or any part thereof; and

                 (vi) whether the FAA has during the preceding month conducted any inspection of any facility or records of Borrower or taken any action with respect to any facility or procedure of Borrower, and, if so, the nature and results and resolution of such inspection or action (including, without limitation, any fines and settlements in connection therewith).

         (i) Not to grant or permit to remain outstanding with respect to any of the Collateral any Lien other than Permitted Liens;

         (j) Not to lease or sublease the Aircraft, without the prior written consent of Lender; provided, that Borrower shall be entitled to enter into and carry out any charter, "wet-lease" or other agreement with respect to the Aircraft on terms whereby the Aircraft will at all times be operated by an air crew employed by and subject to the operational control of Borrower; provided that any such charter or other agreement (i) shall be subordinate in all respects to this the interest of Lender in the Aircraft pursuant to the Security Agreement and (ii) will not result in any transfer of possession or control of, or create an interest in, the Aircraft, to or in favor of any person or entity, such possession and control remaining at all times exclusively with Borrower;

         (k) Not to (i) sell, lease, transfer or otherwise dispose of the Aircraft or any constituent part thereof, except for sales of the Aircraft, subject to the provisions of this Agreement regarding payment of the Loan upon such sale or (ii) except to the extent expressly permitted pursuant to the terms of the Security Agreement, permit to be installed on or incorporated in the Aircraft any part, component or equipment which is owned by, or subject to any claim of, any Person other than Borrower or which is subject to any Lien other than the Lien of Lender;

         (l) To cause the Aircraft to at all times be continuously registered under the laws of the United States of America with the FAA and to cause a valid certificate of airworthiness from the FAA to be maintained in continuous effect with respect to the Aircraft;

         (m) To maintain at all times stockholder's net equity, determined in accordance with generally accepted accounting principles, consistently applied, of not less than $40,000,000;

         (n) Not to permit at any time following the Closing Date until the Loan is fully repaid and discharged the ratio of Borrower's indebtedness, as of the last day of any fiscal quarter of Borrower, to its shareholders' equity as of the last day of such fiscal quarter, to exceed 9.0:1.0;

         (o) To maintain at all times following the Closing Date until the Loan is fully repaid and discharged, Adjusted Net Income as of the last day of each fiscal quarter of Borrower of at least one hundred ten percent (110%) of the Fixed Charges of Borrower for the twelve month period ending on the last day of such fiscal quarter; and

         (p) To cooperate with Lender and its agents and representatives in connection with the Inspection of the Aircraft and the determination by Lender and such agents and representatives of the Market Value of the Aircraft.

         11.     FORCE MAJEURE, CHANGE IN LAW, INCREASED COSTS.

         11.1 LOSS FOR WHICH LENDER NOT RESPONSIBLE. Lender shall not be held responsible for any loss or damage, to any of the Mortgaged Property, any of the other Collateral or Borrower, arising out of any action taken or omitted by Lender, or to which Lender becomes subject, resulting from a legal enactment or any measure of a public authority, or war, strike, boycott, blockade or any other cause beyond its control, except for any such loss or damage which is the direct result of the gross negligence or wilful misconduct of Lender or its agents.

         11.2 UNLAWFULNESS OF TRANSACTION. In the event that the making or maintaining of the Loan by Lender or the performance by Borrower of any obligation to be performed by Borrower hereunder or under any other Loan Document to which Borrower is party, has become unlawful by reason of any change after the date of this Agreement in any applicable law or governmental regulation or order, or in the interpretation of any of the same, with respect to this Agreement, any other Loan Document to which Borrower is party or the Loan, then Lender shall notify Borrower thereof immediately and to the extent that the Advances have not been made, the obligation pursuant to Section 2 of Lender to make the Advances available shall terminate, and in the case of that portion of the Advances which have been made (or which Lender has irrevocably committed (contingent or otherwise) to a third party to make), Borrower shall, within 30 days after receipt of such notice or any later date permitted by applicable law or governmental regulation or order, either (a) repay the Loan and pay interest accrued thereon at the Interest Rate and all other sums payable hereunder (except for the prepayment fee set forth in Section 8.4 hereof) and under the other Loan Documents, and all actual out-of-pocket expenses incurred by Lender in complying with any changed law, governmental regulation or order prior to the date on which Borrower repays the Loan, together with interest thereon at the Interest Rate, or (b) have taken steps satisfactory to Lender to cure or remedy the matters giving rise to such unlawfulness.

         11.3 INCREASED EXPENSE. Should Lender become subject to levies, imposts, duties, fees, or sales, use, excise, gross receipts, value added, personal property, stamp or documentary taxes, ad valorem taxes, license fees, registration fees, assessments, fines, penalties or similar charges imposed on the Aircraft or to any other taxes of whatsoever kind imposed upon Lender with respect to the Aircraft or this Agreement, any other Loan Document, the transactions contemplated by any of the aforesaid documents or any documents executed in connection therewith or contemplated thereby, or the payments to be made pursuant to this Agreement, the Note and any other payments of whatsoever kind required to be paid by Borrower to Lender pursuant to the terms of this Agreement, other than taxes payable by

Lender and measured by the income of Lender (collectively, "Taxes"), which will increase Lender's total cost with respect to the Loan, then, in such event, Borrower shall at the request of Lender pay to Lender an amount which will compensate Lender for such increased costs (after taking into account any tax benefits realized by Lender as a result of the payment or accrual of such Taxes).

         11.4 PREPAYMENT IN RESPECT OF INCREASED EXPENSES. In the event that Lender exercises its rights pursuant to Section 11.3 hereof, Borrower may prepay the Loan in accordance with the provisions of this Agreement. In such case, Borrower shall repay to Lender the Loan plus interest accrued thereon and all other sums payable hereunder then due and payable, and excluding the prepayment fee described in Section 8.4 hereof.

         12.     PAYMENTS.

         12.1 DIRECTION OF PAYMENTS. All payments required to be made to Lender hereunder or under the Note or the other Loan Documents shall be made in Dollars by wire transfer in good, immediately available funds to:

            BANK:                                      Citibank, N.A.
                                                       New York, New York
            FOR THE ACCOUNT OF:                        FINOVA Capital
                                                       Corporation
            ACCOUNT NO.:                               4068-0522
            ABA NO.:                                   021-000-089
            REFERENCE:                                 Atlas Air
            OTHER BANKING INFORMATION:                 ZQX _________ ZQX

or to such other account as Lender may designate by written notice sent pursuant to Section 15 hereof.

         12.2 NON-BUSINESS DAY. All payments falling due on a non-Business Day shall be paid on the next succeeding Business Day.

         12.3 NO OFFSET. All payments by Borrower under this Agreement shall be made without deduction by reason of any defense, setoff or counterclaim of any kind, nature or description whatever.

         12.4 NO DEDUCTION FOR TAXES. All payments under this Agreement shall be made free and clear of, and without deduction for, any Taxes, now or hereafter imposed by or within any governmental authority or pursuant to any governmental rule or regulation or any administrative subdivision or taxing authority thereof or therein, respectively, unless Borrower is compelled by law to deduct or withhold such Taxes, in which event Borrower shall pay to Lender such additional amounts as shall result in the effective receipt by Lender of the gross amount of all sums due Lender hereunder and under the Note had no such deduction or withholding been made; provided, however, that Borrower shall have no obligation to pay any additional amount with respect to United States withholding taxes imposed as a result of any transfer, assignment or grant of a participation in Lender's rights hereunder to a third party.

         13.     EVENTS OF DEFAULT.

         13.1 EVENTS OF DEFAULT. Upon the occurrence of any of the following, each of which is referred to herein as an "Event of Default":

         (a) Failure of Borrower to pay, within three (3) days following Lender's notice to Borrower that such sum is due and payable, any principal of the Loan, Basic Interest or any other sum with respect to the Loan, the Note, or either of them, or Security Agreement or other sums which may become due hereunder or under any Loan Document, whether by reason of stated maturity or due date, notice of prepayment, cancellation, acceleration or otherwise;

         (b)     (i)      Any failure by Borrower to perform or cause to be
performed its obligations as set forth in any of the Loan Documents (x) the preparation or recordation of any document or instrument required by Lender for the maintenance or perfection of any lien on the Mortgaged Property or any of the other Collateral, or (y) maintenance of any part of the Mortgaged Property or any of the other Collateral, within five (5) Business Days after notice thereof from Lender or (ii) any failure by Borrower to fulfill any other covenant or to perform any other obligation of Borrower under this Agreement or any other Loan Document to which Borrower is party and such failure is not cured within fifteen (15) days after notice by Lender to Borrower of such failure; provided, however, that if such failure is capable of being cured and cannot with diligence be cured within fifteen (15) days, then such failure shall not constitute an Event of Default so long as Borrower is in good faith taking all steps necessary, in the reasonable opinion of Lender, to diligently cure such failure and such failure is cured within sixty (60) days of such notice to Lender by Borrower;

         (c) If any representation or warranty made by Borrower in this Agreement, or any other Loan Document or any financial statement shall prove to have been untrue, inaccurate or incomplete in any material respect at the time when made or when effective and such party fails to do that which shall be necessary in order that said representation or warranty shall be true, accurate or complete within thirty (30) days after receipt of notice thereof;

         (d) If: (i) Any indebtedness of Borrower other than the indebtedness created hereunder, shall become due and payable prior to the stated maturity thereof resulting from a default thereunder, or if such indebtedness shall not be paid at the maturity thereof or any guaranty or similar obligation of Borrower is not discharged at maturity or when due and called or if Borrower shall otherwise be in breach or default under any agreement pursuant to which such indebtedness was incurred, and

(ii) Borrower fails to cure such default within (A) thirty (30) days after written notice thereof, or (B) any cure period provided for under the agreement pursuant to which the default occurred, whichever is less, and (iii) the aggregate amount of all such indebtedness at the time exceeds five million Dollars ($5,000,000) and (iv) either (A) a judgment has been entered against Borrower with respect to such indebtedness pursuant to which Borrower is found liable therefor or (B) Borrower is not contesting in good faith and with reasonable diligence the acceleration of the maturity of such indebtedness or other alleged breach by Borrower referred to in clause (i) above;

         (e) Any approval of any governmental or regulatory authority having or asserting jurisdiction over Borrower, or any of the Mortgaged Property or the other Collateral, required or to be issued to Borrower in connection with this Agreement or under any other Loan Document or the transactions contemplated herein or therein, shall be revoked, rescinded, suspended or otherwise limited in effect and same shall not have been reinstated within sixty (60) days after the first effective date of such revocation, rescission, suspension or limitation;

         (f) If Borrower files a voluntary petition in bankruptcy or a voluntary petition or an answer seeking readjustment of its debts or for any other relief under any bankruptcy, insolvency, or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing, or Borrower takes any action indicating its consent to, approval of, or acquiescence in or failure to oppose, any such petition or proceeding; or if Borrower applies for, or sustains the appointment by consent or acquiescence of, a receiver or trustee for Borrower or for all or a substantial part of their respective property; or if Borrower makes an assignment for the benefit of its creditors, or if Borrower fails to pay or becomes unable to pay its debts as they mature;

         (g) If there is filed an involuntary petition against Borrower in bankruptcy or seeking readjustment of its debts or for any other relief under any bankruptcy, insolvency, or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing, or a receiver or trustee is involuntarily appointed for Borrower or for all or a substantial part of the property or assets of Borrower or Lessee, respectively, or there is served on Borrower a warrant of attachment, execution or similar process against any substantial part of the property of Borrower, respectively, and any of such events continues for one hundred twenty (120) days undismissed, unbonded or undischarged;

         (h) If this Agreement or any other Loan Document, shall at any time after its respective execution and delivery and for any reason cease to be in full force and effect or any certificate, instrument or documents issued and executed pursuant hereto or thereto shall for any reason cease to be effective to constitute a valid and perfected first priority Lien and security interest in and to the Mortgaged Property or the other Collateral, except for Permitted Liens;

         (i) If the Aircraft or any part thereof shall be sold, transferred, assigned, leased or otherwise disposed of by Borrower without Lender's prior written consent, except (i) for Permitted Liens, (ii) as otherwise permitted herein or in the Security Agreement;

         (j) If material damage, destruction, or loss to any of the Mortgaged Property or the other Collateral shall occur, and (i) the insurer thereof does not (x) acknowledge that such loss is covered under the applicable insurance policy within a reasonable period (not to exceed one hundred twenty
(120) days) which is customary in the commercial aviation industry under the circumstances of the damage, destruction or loss involved, or (y) make payment in respect thereof within seven (7) Business Days thereafter, or (ii) Borrower fails to diligently pursue collection of the proceeds of any insurance policy covering such damage, destruction or loss;

         (k) If any governmental or judicial authority shall condemn, seize or appropriate all or a material part of the Mortgaged Property or the other Collateral or all or substantially all of the assets of Borrower (other than a requisition for use by the government of the United States of America) ;

         (l) If there shall occur an Event of Default under, and as defined in, any of the other Loan Documents;

         (m) If there shall occur any lapse of, or failure to maintain, insurance coverage on the Mortgaged Property required to be maintained under the Security Agreement; or

         (n) If any amount is not paid by Borrower when due under the Modification Agreement (including any failure arising from Borrower's failure or inability to satisfy the conditions set forth in Section 5.2 hereof to the making by Lender of the Final Advance, but excluding any failure to make the Final Advance which arises as a result of Lender's deliberate, wilful or grossly negligent failure to make the Final Advance notwithstanding Borrower's satisfaction of the conditions set forth in Section 5.2 hereof);

then (other than upon the occurrence of an Event of Default specified in clause
(f) or (g) of this Section), in any such event, Lender, upon notice to Borrower, may declare the principal of, and accrued interest on, the Loan, the Note and this Agreement and any and all other sums payable by Borrower to Lender under this Agreement, the Note or any other Loan Document including any penalties or other amounts to be, and the Loan, the Note and all such other amounts shall thereupon become, due and payable. Upon the occurrence of an Event of Default specified in clause (f) or (g) of this Section, automatically and without any notice to Borrower, the principal of, and accrued interest on, the Loan, the Note and this Agreement and any and all other sums payable by Borrower to Lender under this Agreement, the

Note or any other Loan Document including penalties and all other amounts shall be due and payable. In any such case, such amounts shall be paid without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note or any other Loan Document to the contrary notwithstanding, and Lender may exercise any and all rights and remedies of a secured party under the Arizona Uniform Commercial Code and under the applicable Loan Document, or under any governing law.

         13.2 WHEN CURE PERIOD COMMENCES. In the event that Lender shall be prevented by operation of the automatic stay under 11 U.S.C. Section 362 from sending any notice permitted or required to commence a period during which Borrower may cure any Event of Default hereunder, then, in the event that the automatic stay is lifted as to Lender, or in the event that Borrower's bankruptcy proceeding is dismissed, the period during which Borrower may cure such Event of Default shall be deemed to have commenced, without further notice, on the first date on which Lender would have been entitled to give such notice pursuant to the terms hereof or of the other Loan Documents, as applicable, but for the operation of the automatic stay.

         13.3 REMEDIES NOT PREJUDICED. Borrower and Lender hereby agree that, to the extent permitted by law, the rights and remedies of Lender in relation to any misrepresentation or breach of warranty on the part of Borrower shall not be prejudiced by any lack of investigation by or on behalf of Lender into the affairs of Borrower or by the performance of this Agreement.

         14.     FEES AND EXPENSES.

         14.1 FEES AND EXPENSES THROUGH EACH ADVANCE DATE. Borrower shall on each Advance Date reimburse Lender for all reasonable out-of-pocket expenses of Lender incurred in connection with this Agreement and each other Loan Documents and the transactions contemplated hereby and thereby, including, without limitation, all third party appraisal fees, inspection fees, recordation fees and legal fees and disbursements of Lender's counsel, including special FAA counsel, and in connection with all professional services rendered and disbursements incurred by said counsel with respect to all transactions relevant to the subject matter hereof including, without limitation, the preparation and negotiation of this Agreement and any other Loan Document and the review and negotiation of all other agreements and instruments contemplated by this Agreement and the other Loan Documents, and any other instruments or documents to be reviewed, prepared or to be executed in connection with the transactions contemplated hereby and thereby. Borrower agrees that the obligations of Borrower pursuant to the provisions of this Section 14.1 shall arise irrespective of whether Lender makes all, none or any part of the Advances, except in the event of Lender's wilful failure to make an Advance hereunder after the conditions precedent to the making of such Advance have been fulfilled by Borrower.

         14.2 FEES AND EXPENSES OF ENFORCEMENT AND RELATED AMOUNTS. Borrower shall pay to Lender, on demand, any expenses or other costs (including, without limitation, attorneys' fees and disbursements, expert witness fees, and all travel, hotel, telephone, postage, copying, appraisal, inspection, and consulting expenses) incurred by Lender in connection with (a) the enforcement and collection against Borrower or any other party (other than Lender) to any of the Loan Documents of any provision thereof or the indebtedness contemplated hereby, or (b) any actual or threatened litigation, investigation or proceeding relating to the Loan Documents, whether or not suit is instituted, relating to any of the Loan Documents or the indebtedness contemplated thereby, (c) any proceeding or enforcement in any state or federal bankruptcy or reorganization proceeding, and (d) any actual or proposed amendment of the Loan Documents or any of them or modification of the indebtedness contemplated thereby.

         14.3    OBLIGATIONS SECURED. The obligations of Borrower under this
Section 14 shall at all times constitute a portion of the Obligations secured by the Collateral.

         15.     NOTICES.

         Except as otherwise specifically provided to the contrary herein or in the Security Agreement:

         (a) Every notice or demand under this Agreement shall be in writing and may be given or made by registered mail, return receipt requested or by internationally recognized overnight courier service.

         (b) Every notice or demand shall be sent, in the case of overnight courier or registered mail, to Lender or to Borrower, at the following address, or to such other address as Borrower or Lender may designate for itself by notice to the other conforming to the requirements for notice set forth in this
Section:

         If to Borrower:                Atlas Air, Inc.
                                        538 Commons Drive
                                        Golden, Colorado
                                        Attention: Chief Executive Officer

                          and

         If to Lender:                  FINOVA Capital Corporation
                                        1850 North Central Avenue
                                        Phoenix, Arizona 85077
                                        Attention: Vice President-Law
                          and

                                 FINOVA Capital Corporation
                                 1850 North Central Avenue
                                 Phoenix, Arizona 85077
                                 Attention: Vice President-Operations
                                            Management--Transportation Finance
                                            Department

         (c) Every notice or demand shall, except so far as otherwise expressly provided by this Agreement, be deemed to have been received in the case of an internationally recognized overnight courier service or registered mail, upon acknowledgment of receipt or as of the date on which receipt of such notice delivered by overnight courier or registered mail is refused or such courier or the U.S. Postal Service advises that such letter is not deliverable at the address set out in paragraph (b) of this Section 15.

         (d) A copy of all notices sent to Lender shall be sent to Herriot, Coti & Sugrue, 3200 North Central Avenue, Suite 1910, Phoenix, Arizona 85012,
Attention: Mark R. Herriot, Esq., telefax number 602/222-9725.

         16.     ENTIRE AGREEMENT; AMENDMENTS.

         This Agreement (including all Exhibits hereto) embodies the entire agreement and understanding between Borrower and Lender relating to the subject matter hereof and supersedes all prior agreements and understandings relating hereto and none of the parties hereto shall be bound by or charged with any oral or written agreements, representations, warranties, statements, promises or understandings not specifically set forth herein or therein. This Agreement may not be changed and no right granted or obligation imposed hereunder may be waived, except pursuant to an instrument in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         17.     GOVERNING LAW: JURISDICTION AND VENUE.

         (A) THE OBLIGATIONS OF BORROWER HEREUNDER ARE TO BE PERFORMED IN, AND THIS AGREEMENT IS EXECUTED, DELIVERED AND ACCEPTED IN, AND THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY, THE LAWS AND DECISIONS OF THE STATE OF ARIZONA, AND BY EXECUTION HEREOF BORROWER AND BY ACCEPTANCE HEREOF LENDER, EACH AGREES THAT SUCH LAWS AND DECISIONS OF THE STATE OF ARIZONA SHALL GOVERN THIS AGREEMENT NOTWITHSTANDING THE FACT THAT THERE MAY BE OTHER JURISDICTIONS WHICH MAY BEAR A REASONABLE RELATIONSHIP TO THE TRANSACTIONS CONTEMPLATED HEREBY.

         (B) BORROWER AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY BORROWER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN THE SUPERIOR COURT OF ARIZONA, MARICOPA COUNTY DIVISION, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA OR, IF LENDER INITIATES SUCH ACTION, IN ADDITION TO THE FOREGOING COURTS, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION, TO THE EXTENT SUCH COURT HAS JURISDICTION. BORROWER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS, AND HEREBY AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT HERETO. BORROWER HEREBY WAIVES ANY CLAIM THAT PHOENIX, ARIZONA OR THE DISTRICT OF ARIZONA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD BORROWER AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, THEN BORROWER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY LENDER AGAINST BORROWER AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR BORROWER SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT, BY LENDER, OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING, BY LENDER, OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND BORROWER HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

         18.     CONTRACTED FOR RATE OF INTEREST UNDER ARIZONA LAW.

                 (a) For purposes of determining compliance with Arizona law regulating the payment of interest, the "contracted for rate of interest," as such term is defined under the laws of the State of Arizona, of the Loan contemplated hereby, without limitation, shall consist of the following:

                       (i) The Interest Rate, calculated and applied to the principal balance of the Loan in accordance with the provisions of this Agreement;

                       (ii) All interest at the Default Rate, as provided for in Section 6.2 hereof;

                       (iii)   The Loan Fee; and

                          (iv)    All Additional Sums (as hereinafter defined),
if any.

Borrower agrees to pay an effective contracted for rate of interest which is the sum of the Interest Rate, plus any additional rate of interest resulting from the payment of interest at the Default Rate, the Loan Fee and the Additional Sums, if any, as contemplated by the foregoing clauses (i) through
(v), respectively.

                 (b) For purposes of determining compliance with Arizona law regulating the payment of interest, all fees, charges, goods, things in action or any other sums or things of value (other than interest resulting from the payment by Borrower of the amounts referred to in clauses (i) through (iv) of Section 18(a) above) paid or payable by Borrower (collectively, the "Additional Sums"), whether pursuant to this Agreement, the other Loan Documents or any other document or instrument in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, that, under the applicable law may be deemed to be interest with respect to this lending transaction, for the purpose of any applicable law that may limit the maximum amount of interest to be charged with respect to this lending transaction, shall be payable by Borrower as, and shall be deemed to be, additional interest, and for such purposes only, the agreed upon and "contracted for rate of interest" of this lending transaction shall be deemed to be increased by the rate of interest resulting from the Additional Sums.

                 (c) Borrower understands and believes that this lending transaction complies with the usury laws of the State of Arizona and with the usury laws of all other jurisdictions, to the extent such laws are applicable hereto; however, if any interest or other charges in connection with this lending transaction are ever determined to exceed the maximum amount permitted by law, then Borrower agrees that (i) the amount of interest or charges payable pursuant to this lending transaction shall be reduced to the maximum amount permitted by law and (ii) any excess amount previously collected from Borrower in connection with this lending transaction that exceeded the maximum amount permitted by law, shall be credited to the principal balance of the Loan then outstanding. If the outstanding principal balance hereunder has been paid in full, the excess amount paid shall be refunded to Borrower.

         19.     NO BROKER.

         Borrower and Lender each hereby represent and warrant to the other that no broker brought about the transactions contemplated hereby and each party hereby agrees to indemnify and hold the other party harmless from, any and all liabilities and costs (including without limitation, costs of counsel) to any person or entity claiming brokerage commissions or finder's fees on account of this Agreement.

         20.     SURVIVAL.

         Each of the representations, warranties and covenants of Borrower contained herein shall survive the closing of the Loan.

         21.     INDEMNIFICATION.

         In addition to Borrower's obligations and Lender's remedies provided elsewhere in this Agreement: (a) Borrower hereby indemnifies Lender and agrees to hold Lender harmless for, from and against any and all liabilities, damages, losses, claims, reasonable costs or expenses whatsoever, and to reimburse Lender for any reasonable legal or other fees or expenses (including but not limited to the fees and expenses of expert witnesses, consultants and appraisers) incurred by it in connection with any claim or defending or prosecuting any action or proceeding relating to this Agreement (including, but not limited to, the disbursement of the Advances), the Note and any Loan Document to which Borrower is a party; and (b) Borrower hereby indemnifies Lender and agrees to hold Lender harmless for, from and against any and all liabilities, damages, losses, claims, costs or expenses whatsoever and to reimburse Lender for any legal or other fees or expenses incurred by it in connection with or arising out of or resulting from any breach of warranty or material misrepresentation by Borrower, or the non-performance of any covenant or obligation to be performed on the part of Borrower, under this Agreement, the Note or any Loan Document, or arising out of or resulting from any misrepresentation or omission from any certificate, instrument or paper delivered or to be delivered by Borrower to Lender pursuant to this Agreement or any Loan Document or in connection with the transactions contemplated herein or therein.

         22.     WAIVER OF JURY.

         BORROWER AND LENDER IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE ANY PROVISION OF THIS LOAN AGREEMENT, THE NOTE, THE SECURITY AGREEMENT OR ANY OTHER OF THE LOAN DOCUMENTS.

         23.     ASSIGNMENT, SUCCESSORS AND ASSIGNS.

         Lender may assign or obtain participations with other Lenders in regard to its rights hereunder and under the Note, or either of them, and any other Loan Document and in respect of the Loan, provided only that no such assignment or participation shall impose any greater obligation on Borrower than set forth herein or therein. Borrower shall not assign any rights under this Agreement nor shall any of Borrower's duties hereunder or under the Note or Security Agreement be assigned or delegable without the prior written consent of Lender. Nothing contained in this

Agreement, express or implied, is intended to confer upon any person or entity, other than the parties hereto and their permitted successors in interest and permitted assigns, any rights or remedies under or by reason of this Agreement unless expressly herein stated to the contrary. All covenants, representations, warranties and agreements of the parties contained herein shall, subject to the provisions of the preceding sentence, be binding upon and inure to the benefit of their respective successors and permitted assigns.

         24.     CAPTIONS AND SECTION HEADINGS: CONSTRUCTION.

         Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it. This Agreement and all documents executed in connection herewith shall be construed without regard to the identity of the party which prepared the same, and no presumption shall arise as a result thereof.

         25.     SEVERABILITY.

         In the event that any one or more of the provisions of this Agreement, any Loan Document, or the Note shall be invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein and therein or of the same provisions in any other jurisdiction shall not in any way be affected or impaired thereby.

         26.     TIME OF THE ESSENCE.

         Time is of the essence with respect to all of the payment and performance obligations of Borrower hereunder. Time is of the essence with respect to all of the performance obligations of Lender hereunder.

         27.     COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall constitute an original and, when taken together, all of which shall constitute one and the same Agreement.

         28.     FURTHER ASSURANCES.

         Borrower agrees to execute such agreements, instruments and documents, and take such actions, without cost to Lender, as Lender may reasonably determine are necessary or appropriate in order to effect the transactions contemplated by this Agreement and the other Loan Documents, or to preserve, protect and perfect the Lien of Lender in the Collateral.

         29.     PAYMENTS BY LENDER ON BEHALF OF BORROWER.

         In the event that at any time Borrower shall fail to do or perform any act, or pay any amount, or take any action (including, without limitation, failure to maintain insurance coverage on the Mortgaged Property in accordance with the requirements of the Security Agreement to which such Mortgaged Property is subject), when such performance, payment or action is required under this Agreement or the other Loan Documents (and, if applicable, following lapse of any grace or compliance period in which such payment, performance or action may be taken or made by Borrower under the applicable Loan Document), then Lender may, but shall not be obligated to, make such payment or cause such performance or action to be taken, and any and all expenses incurred by Lender in connection therewith, together with the amount of any such payment, shall
(i) be immediately due and payable by Borrower to Lender, (ii) constitute a portion of the Obligations hereunder, (iii) at all times be secured by the Collateral, and (iv) bear interest at the Default Rate from the date paid or incurred by Lender, as applicable, through the date paid to Lender.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

                                        LENDER:
                                        FINOVA CAPITAL CORPORATION, a Delaware
                                        corporation


                                        By:   /s/ MARTIN G. ROTH
                                           -----------------------------------
                                        Its:      Group Vice President
                                            ----------------------------------



                                        BORROWER:
                                        ATLAS AIR, INC., a Delaware corporation


                                        By:   /s/ CLARK H. ONSTAD
                                           -----------------------------------
                                        Its:      General Counsel
                                            ----------------------------------
                                        Taxpayer Identification No.: 84-1207329

                                   EXHIBIT A

                                       TO

                             SECURED LOAN AGREEMENT

                   _________________________________________

                          DESCRIPTION OF MODIFICATIONS
                   _________________________________________

                                   EXHIBIT B

                                       TO

                             SECURED LOAN AGREEMENT

                   _________________________________________

                         AIRCRAFT STATUS AND CONDITION
                   _________________________________________